UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 11, 2012 (December 1, 2011)

Q Lotus Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800
_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2011, Q Lotus Holdings, Inc. (the “Company”) entered into a Promissory Note (the “Promissory Note”) with Frank Powers in exchange for a loan of $100,000. Under the terms of the Promissory Note, the Company agreed to pay Frank Powers the principle amount of $100.000 and interest at a rate of ten percent (10%) per annum.  The maturity date of the loan is February 1, 2012.

The description of the Promissory Note contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the Promissory Note that is attached hereto as an exhibit, and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

(c)           Exhibits.

10.20                 Promissory Note, dated December 1, 2011, between the Registrant and Frank Powers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: January 11, 2012	By:	/s/ Gary A. Rosenberg
Gary A. Rosenberg
Chief Executive Officer